EXHIBIT 23




                   CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 and Form S-8 (File Nos. 333-40063 and 333-48587 and 333-48651, 333-58279, 333-65409, 333-75985, 333-56094, 333-81183,
333-62886, 333-67798, 333-72764, 333-72766 and 333-72768, respectively)
of FirstEnergy Corp. of our report dated January 31, 2001 relating to the consolidated financial statements and financial statement schedule of GPU, Inc., which appears in GPU, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000 and which Form 10-K is incorporated by reference the FirstEnergy Corp. Current Report on Form 8-K dated November 7, 2001.



PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
November 7, 2001